STEFANOU & COMPANY, LLP
Certified Public Accountants
1360 Beverly Road Suite 305
McLean, Virginia 22101-3621


August 1, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  The Majestic Companies, Ltd. - Form S-8 POS

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of our report dated April 2, 2000 in The Majestic Companies, Ltd.'s Form 10-KSB, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Stefanou & Company, LLP
Stefanou & Company, LLP